UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2006

Advanced Digital Information Corporation

(Exact name of registrant as specified in its charter)

Washington	0-21103	91-1618616
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11431 Willows Road NE

P. O. Box 97057

REDMOND, WA 98073-9757

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 881-8004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2006, Advanced Digital Information Corporation (the “Company”) entered into an Implementation Agreement (the “Agreement”) by and among the Company, Rocksoft Limited (“Rocksoft”), Neil James Johnson and Ross Neil Williams (the “Agreement”). Under the Agreement, the Company will acquire all of the issued capital of Rocksoft for approximately $63 million in cash. The acquisition is subject to a number of closing conditions, including approval by Rocksoft’s shareholders and an Australian court, and is expected to close in the third quarter of the Company’s fiscal year 2006. The Company has agreed to provide a $5 million loan to Rocksoft which may be repaid or converted into Rocksoft shares, and it has obtained the option to acquire a source code and patent license if the transaction does not close under certain conditions.

In addition, the Company has entered into Option Deeds with Neil James Johnson and Ross Neil Williams, significant shareholders of Rocksoft, to directly acquire an aggregate of up to 19.9% of the issued capital of Rocksoft at the same price per share offered to shareholders under the Agreement (the “Options”) (the Agreement and the Options are collectively referred to herein as the “Transaction Documents”). Exercise of the Options by the Company would not require Rocksoft shareholder or court approval. The Options will expire unless exercised prior to the earlier of (i) the closing of the transactions contemplated by the Agreement, (ii) October 31, 2006 or (iii) five business days following the termination of the Agreement.

The foregoing description of the Transaction Documents does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transaction Documents. Copies of the Transaction Documents, including certain Appendices thereto, are attached hereto as exhibits and are incorporated herein by reference.

Item 8.01 Other Events.

The Company issued a press release on March 14, 2006. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release should be read in conjunction with the note regarding forward looking statements, which is included in the press release.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Implementation Agreement by and among Advanced Digital Information Corporation, Rocksoft Limited, Neil James Johnson and Ross Neil Williams dated March 14, 2006.

2.2	Option Deed by and between Advanced Digital Information Corporation and Neil James Johnson dated March 14, 2006.

2.3	Option Deed by and between Advanced Digital Information Corporation and Ross Neil Williams dated March 14, 2006.

99.1	Press Release issued by Advanced Digital Information Corporation dated March 14, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DIGITAL INFORMATION
CORPORATION

	By:	/s/ Jon Gacek
Date: March 14, 2006
Jon Gacek
Chief Financial Officer and Executive
Vice President – Finance and Operations

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Implementation Agreement by and among Advanced Digital Information Corporation, Rocksoft Limited, Neil James Johnson and Ross Neil Williams dated March 14, 2006.

2.2	Option Deed by and between Advanced Digital Information Corporation and Neil James Johnson dated March 14, 2006.

2.3	Option Deed by and between Advanced Digital Information Corporation and Ross Neil Williams dated March 14, 2006.

99.1	Press Release issued by Advanced Digital Information Corporation dated March 14, 2006.

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